Exhibit 8D1

FUND PARTICIPATION AGREEMENT

Among

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

ALPS VARIABLE INVESTMENT TRUST

ALPS ADVISORS, INC.

and

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

THIS FUND PARTICIPATION AGREEMENT is made and entered into as of this          day of                         , 2014 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B attached hereto (the “GWL&A Account(s)”); GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK (hereinafter “GWL&ANY”), a New York life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B (the “GWL&ANY Account(s)”); (the GWL&A Account(s) and the GWL&ANY Account(s) may be referred to herein individually, or collectively as the “Accounts”) (GWL&A and GWL&ANY may be referred to herein individually, each as an “Insurance Party,” or collectively as the “Insurance Parties”); ALPS VARIABLE INVESTMENT TRUST (hereinafter the “Fund”), a trust organized under the laws of Delaware; ALPS ADVISORS, INC. (hereinafter the “Adviser”), a corporation organized under the laws of Colorado; and ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC. (hereinafter the “Distributor”) a corporation organized under the laws of Colorado.

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”); and

WHEREAS, the Insurance Parties have certain registered variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract Owners”); and

WHEREAS, to the extent required by applicable law, the Insurance Parties have registered the Account(s) as a unit investment trust under the 1940 Act and have registered the securities deemed to be issued by the Account(s) under the 1933 Act; and

GWLA GWLANY Fund Participation Agreement (rev 03-2014)

WHEREAS, the GWL&A Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the GWL&A Contracts, and the GWL&ANY Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&ANY, under the insurance laws of the State of New York, to set aside and invest assets attributable to the GWL&ANY Contracts; and

WHEREAS, to the extent permitted by applicable laws and regulations, GWL&A and GWL&ANY intend to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to registered unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts; and

WHEREAS, GWL&A has arrangements with GWL&ANY to provide administrative services, including certain services related to certain performances contemplated herein by GWL&ANY; and

WHEREAS, GWL&A and GWL&ANY intend to utilize their NSCC member broker/dealer affiliate, GWFS Equities, Inc. (“GWFS”), which is and at all times shall remain, duly registered with the SEC as a broker-dealer under the 1934 Act and a member of the FINRA, to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Accounts, and alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Accounts in order to recognize certain organizational economies; and

NOW, THEREFORE, in consideration of their mutual promises, the Insurance Parties, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I.    Sale of Fund Shares

1.1.       All purchases, redemptions and exchanges of Designated Portfolio shares for the Accounts, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Trading and NSCC Fund/SERV Networking Agreement, by and between GWFS and                         , dated                         . The Insurance Parties each agree to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the applicable Portfolio(s) in accordance with the provisions of such prospectus.

1.2.      Notwithstanding Section 1.1 hereof, if an adjustment is necessary to correct an error by the Fund which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Fund to GWL&A and GWL&ANY for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Fund or Adviser of any overpayment due to an error, GWL&A or GWL&ANY, as applicable, shall promptly remit to Fund any overpayment that has not been paid to Contract owners; however, Adviser acknowledges that GWL&A or GWL&ANY, as applicable, shall only be required to make commercially reasonable efforts to provide Advisor or Distributor with the necessary information relevant for Advisor or Distributor to seek remuneration from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event will GWL&A or GWL&ANY be liable to Contract owners for any such adjustments or underpayment amounts.

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ARTICLE II.     Representations and Warranties

2.1.      GWL&A represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&A Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado Law. GWL&ANY represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&ANY Account prior to any issuance or sale of units thereof as a segregated asset account under New York law. Each Insurance Party will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account(s) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Each Insurance Party will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Insurance Party.

2.2.      Each Insurance Party represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3      Each Insurance Party represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4      Each Insurance Party represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act. Each Insurance Party further represents and warrants that it will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Each Insurance Party represents and warrants that it will adhere to its own policy intended to discourage shareholders from trading that could be detrimental to long-term shareholders of the Fund (the “Policy”) and that the Policy complies with Rule 22c-2 under the 1940 Act. The aforesaid includes among other things, the monitoring of shareholder/participant trading activity and the restriction of shareholder/participant trading privileges at the sub-account level if warranted by the Fund.

2.5.    The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.6.    The Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

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2.7.      The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in material compliance with the Fund’s Prospectus and any applicable law. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in material compliance with all applicable law. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. The Insurance Parties will endeavor to keep each other and the Adviser informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”). In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change.

2.8.      The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.9.      The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

2.10.      The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

2.11.      The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds must include coverage for larceny and embezzlement and must be issued by a reputable bonding company.

2.12.      To the extent permitted by applicable law, the Fund will provide the Insurance Parties with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Insurance Parties in order to implement any such change in an orderly manner, recognizing the expenses of changes. The Fund agrees to share equitably in expenses incurred by the Insurance Parties as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

2.13.      Each Insurance Party represents and warrants that it shall operate its respective Account(s) and administer the Contracts materially in accordance with all applicable law, and that the sale of the Contracts by it or its affiliates will comply in all material respects with applicable law.

ARTICLE III.    Prospectuses and Proxy Statements; Voting

3.1.      If applicable state or federal laws or regulations require that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the Adviser or Distributor shall provide the Insurance Parties with as many copies of the Fund’s current prospectus for the Designated Portfolio(s) as the Insurance

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Parties may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by the Insurance Parties in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a PDF file of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Insurance Parties once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund’s prospectus for the Designated Portfolio(s) printed together in one document. Should the Insurance Parties determine that they will make the prospectuses available in an electronic format, the Fund, Adviser or Distributor, as applicable agree to assist the Insurance Parties in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C hereof.

3.2.      If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Insurance Parties with copies of the Fund’s SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners. The Adviser and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such SAI directly from the Fund (although it is anticipated that such requests will be made to the Insurance Parties).

3.3.      The Fund, Distributor and/or Adviser shall provide the Insurance Parties with copies of the Fund’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract owners, as required by law.

3.4.      It is understood and agreed that, except with respect to information regarding an Insurance Party provided in writing by that party, such Insurance Party is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

3.5.      If and to the extent required by law each Insurance Party shall:

(i)	solicit voting instructions from Contractowners;

(ii)	vote the Designated Portfolio(s) shares held in the Accounts in accordance with instructions received from Contractowners; and

(iii)

vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Parties reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.      The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

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ARTICLE IV.    Sales Material and Information

4.1.      The Insurance Parties shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Insurance Parties develop or propose to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

4.2.      The Insurance Parties shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3.      The Distributor or the Adviser shall furnish, or shall cause to be furnished, to the Insurance Parties, a copy of each piece of sales literature or other promotional material in which the Insurance Parties and/or their separate account(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Insurance Parties object to such use within five (5) Business Days after receipt of such material.

4.4.      The Fund and the Adviser shall not give any information or make any representations on behalf of the Insurance Parties or concerning the Insurance Parties, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Parties or their designee, except with the permission of the Insurance Parties.

4.5.      The Fund will provide to the Insurance Parties at least one complete copy of all registration statements, prospectuses, SAIs, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.      The Insurance Parties will provide to the Fund at least one complete copy of all prospectuses, sales literature and other promotional materials, applications for exemptions or substitution, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.      For purposes of Articles IV and VII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8.      At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records and data that may be reasonably necessary in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement, except to the extent not permitted by applicable law.

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ARTICLE V.     Fees and Expenses

5.1.      The Fund and the Adviser will pay certain fees in accordance with Schedule D hereof. In addition, the parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V hereof.

5.2.      The Fund will pay no fee or other compensation to an Insurance Party under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Insurance Parties or any distributor for the Contracts in an amount agreed to between the Adviser and the Insurance Parties and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Insurance Parties on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Insurance Parties utilizing an omnibus relationship and (3) for Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to the terms of its Shareholder Service Plan for administrative services. Notwithstanding the foregoing, each Insurance Party acknowledges that any compensation to be paid to an Insurance Party by the Distributor with respect to (2) and (3) of this Section 5.2 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to the Insurance Parties will be reduced accordingly.

5.3.      All expenses incident to performance by the Insurance Party, Fund, Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C.

5.4.      The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of Contracts offered by the Insurance Parties, which may be required by law, in accordance with Schedule C.

5.5.      The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract owner’s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract’s cash value between funds and portfolios. The Fund and the Adviser agree to reasonably cooperate with the Insurance Parties in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to reasonable cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI.    Diversification and Qualification

6.1.      The Fund and the Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to not cause the Contracts to fail to be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the

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scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VII by the Fund, it will take all reasonable steps (a) to notify the Insurance Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation §1.817-5.

6.2.      The Fund and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.3.      The Fund or Adviser will notify the Insurance Parties promptly uponhaving a reasonable basis for believing that the Fund or any Designated Portfolio has ceased tocomply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

6.4.      Without in any way limiting the effect of Sections 7.2, 7.3 and 7.4 hereof and without in any way limiting or restricting any other remedies available to the Insurance Parties, theAdviser or Distributor will pay all costs associated with or arising out of any failure, or anyanticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to complywith Section 6.1 hereof, including all costs associated with reasonable and appropriate correctionsor responses to any such failure; such costs may include, but are not limited to, the costs involved increating, organizing, and registering a new investment company as a funding medium for theContracts and/or the costs of obtaining whatever regulatory authorizations are required to substituteshares of another investment company for those of the failed portfolio (including but not limited toan order pursuant to Section 26(c) of the 1940 Act); such costs are to include, but are not limited to,fees and expenses of legal counsel and other advisors to the Insurance Parties and any federalincome taxes or tax penalties and interest thereon (or “toll charges” or exactments or amounts paidin settlement) incurred by any of the Insurance Parties with respect to itself or owners of itsContracts in connection with any such failure or anticipated or reasonably foreseeable failure.

6.5.      Each Insurance Party represents and warrants that it will continuously administer and operate each Account(s) and Contract so as not to cause any Designated Portfolio of the Fund to fail to qualify under Section 817 of the Code and Regulation §1.817-5 thereunder, as amended.

6.6.      The Fund represents and warrants that it has received an order (File No. IC-27999) from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the “Mixed and Shared Funding Exemptive Order”). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, when granted, and that may be imposed on the Insurance Parties, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

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ARTICLE VII.    Indemnification

7.1.      Indemnification by the Insurance Parties

(a)      Each Insurance Party (solely with respect to their respective Account) agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of such Insurance Party) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or credibly alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Parties by or on behalf of the Adviser or Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by the Insurance Parties or persons under their control) or wrongful conduct of the Insurance Parties or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or credibly alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund or its affiliates by or on behalf of the Insurance Parties; or

(iv)	arise as a result of any failure by the Insurance Parties to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Insurance Parties in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Parties, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

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(b)    Each Insurance Party shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    Each Insurance Party shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified such Insurance Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify such Insurance Party of any such claim shall not relieve such Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that such Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, such Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Such Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurance Party to such party of the Insurance Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Insurance Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the affected Insurance Party(ies) of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of the Designated Portfolio Shares through the Contracts.

7.2.	Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or credibly alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Insurance Parties for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 10 of 26

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or credibly alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to an Insurance Party by or on behalf of the Adviser or the Fund; or

(iv)

arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting by the Fund or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

(b)   The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)   The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 11 of 26

(d) Each Insurance Party agrees to promptly notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.3.    Indemnification by the Fund

(a)   The Fund agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)

arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)

arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

(b)   The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)   The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)   Each Insurance Party agrees to promptly notify the Fund of the commencement of any material litigation or proceeding against itself or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund.

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 12 of 26

7.4.    Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or credibly alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of the Insurance Parties for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or credibly alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or credibly alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to an Insurance Party by or on behalf of the Distributor; or

(iv)	arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 13 of 26

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

(b)      The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)      The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)      Each Insurance Party agrees to promptly notify the Distributor of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

ARTICLE VIII.     Applicable Law

8.1.      This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

8.2.      This Agreement is subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE IX.    Termination

9.1.      This Agreement will terminate:

(a)       at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the effective date of this Agreement; or

(b)       at the option of an Insurance Party by written notice to the other parties with respect to any Designated Portfolio based upon such Insurance Party’s determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 14 of 26

(c)       at the option of an Insurance Party by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by such Insurance Party; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(d)       at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against any Insurance Party by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement; or

(e)       at the option of an Insurance Party in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if such Insurance Party reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(f)       at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, the Distributor or Adviser, respectively, determines, in its sole judgment reasonably exercised in good faith, that an Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on such Insurance Party’s ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Adviser notifies such Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by such Insurance Party and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination under this subsection (f) with respect to only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

(g)       at the option of an Insurance Party, if (i) such Insurance Party determines, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s, Distributor’s or Adviser’s ability to perform its obligations under this Agreement, (ii) such Insurance Party notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of such Insurance Party continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund, Distributor and Adviser; or

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 15 of 26

(h)       at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in 9.1(a)-(g); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach has not been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

9.2.      Notice Requirement. No termination of this Agreement will be effective unless the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice must set forth the basis for the termination. Furthermore:

(a)       in the event any termination is based upon the provisions of Section 9.1(a), 9.1(f), 9.1(g) or 9.1(h) of this Agreement, the prior written notice must be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)       in the event any termination is based upon the provisions of Section 9.1(d) or 9.1(e) of this Agreement, the prior written notice must be given at least sixty (60) days before the effective date of termination; and

(c)       in the event any termination is based upon the provisions of Section 9.1(b) or 9.1(c), the prior written notice must be given in advance of the effective date of termination, which date will be determined by the party sending the notice.

9.3.      Effect of Termination. Notwithstanding any termination of this Agreement, the Fund, the Distributor and the Adviser shall, at the option of the Insurance Parties, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.3 will not apply to any terminations under Article VI and the effect of such Article VI terminations will be governed by Article VI of this Agreement.

9.4.      Surviving Provisions. Notwithstanding any termination of this Agreement, each party’s obligations under Article VII, Section 11.1, and Section 11.5 will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement will also survive and not be affected by any termination of this Agreement.

ARTICLE X.    Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to GWL&A:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attn: Beverly Byrne, Chief Legal Counsel, Financial Services

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 16 of 26

If to GWL&ANY:

Great-West Life & Annuity Insurance Company of New York

c/o Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attn: Beverly Byrne, Chief Legal Counsel, Financial Services

If to the Fund:

ALPS Variable Investment Trust

1290 Broadway, Suite 1100

Denver, CO 80203

Attention: President

If to the Adviser:

ALPS Advisors, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Attention: General Counsel

If to the Distributor:

ALPS Portfolio Solutions Distributor, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Attention: General Counsel

ARTICLE XI.    Miscellaneous

11.1.      Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

11.2.      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3.      This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitutes one and the same instrument. Any signature that is delivered by facsimile transmission or by email delivery of a ‘pdf’ format data file will create a valid and binding obligation of the Party executing with the same force and effect as if such facsimile or ‘pdf’ signature were an original thereof.

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 17 of 26

11.4.      If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

11.5.      Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado and/or New York Insurance Commissioner(s) with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable annuity operations of GWL&A and/or GWL&ANY are being conducted in a manner consistent with the applicable state’s applicable laws or regulations.

11.6.       Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (“AML”) rules of self regulatory organizations, such as FINRA Rule 3011, in all relevant respects. Each Insurance Party agrees to cooperate with the Distributor to satisfy the Distributor’s due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure the Company’s compliance with the AML regulations.

11.7      In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

11.8.      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.9.      This Agreement may not be amended except by a writing signed by each of the parties hereto. The terms or provisions of this Agreement may be waived only by a writing signed by the party waiving compliance. No waiver by any party hereto of any term or provision of this Agreement will be deemed to be a continuing waiver, or deemed to be a waiver of any other term or provision of this Agreement.

11.10.      This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.11.      Each Insurance Party is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement are limited in any case to the Fund, the Distributor and the Adviser and their respective assets and the Insurance Parties shall not seek satisfaction of any such obligation from the shareholders of the Fund, officers, employees or agents of the Fund, if an applicable trust.

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 18 of 26

11.12.      The Fund, the Distributor and the Adviser agree that the obligations assumed by each Insurance Party pursuant to this Agreement are limited in any case to the applicable Insurance Party and its assets and none of the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of any of the Insurance Parties, the directors, officers, employees or agents of any of the Insurance Parties, or any of them, except to the extent permitted under this Agreement.

11.13.      No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the Distributor and the Fund.

11.14.       None of the parties hereto shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

11.15.      This Agreement sets forth the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersedes all other prior agreements, arrangements, and understandings, whether written or oral, between the parties.

(The remainder of this page intentionally left blank; signature page to follow)

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 19 of 26

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative, to be effective as of the date previously specified.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:

Name:

Title:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:

Name:

Title:

ALPS VARIABLE INVESTMENT TRUST

By:

Name:

Title:

ALPS ADVISORS, INC.

By:

Name:

Title:

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:

Name:

Title:

(Schedule A to follow)

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 20 of 26

SCHEDULE A

DESIGNATED PORTFOLIOS

ALPS VARIABLE INVESTMENT TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)

ALPS/Alerian Energy Infrastructure Portfolio (Class I/Class III)

ALPS/Stadion Tactical Defensive Portfolio (Class I/Class III)

ALPS/Red Rocks Listed Private Equity Portfolio (Class I/Class III)

And any other portfolios or series of the Fund that are or which become available and open to new investors on or after the effective date of this Agreement.

(Schedule B to follow)

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 21 of 26

SCHEDULE B

SEPARATE ACCOUNTS

GWL&A Accounts

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

GWL&ANY Accounts

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

(Schedule C to follow)

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 22 of 26

SCHEDULE C

EXPENSES

The Fund and/or Adviser, and the Insurance Parties (“GWL&A” in this Schedule C) will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future for Inforce Contract owners	GWL&A or GWL&ANY	Fund or Adviser, as applicable
	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future for Prospective Contract owners	GWL&A or GWL&ANY	GW&LA or GWL&ANY
	Distribution to Inforce Contract owners	GWL&A	GWL&A
	Distribution to Prospective Contract owners	GWL&A	GWL&A
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Adviser	Fund or Adviser	Fund or Adviser
	If Required by GWL&A or GWL&ANY	GWL&A or GWL&ANY	GWL&A or GWL&ANY
Mutual Fund SAI	Printing	Fund or Adviser	Fund or Adviser
	Distribution	GWL&A or GWL&ANY	GWL&A or GWL&ANY
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Adviser	Fund or Adviser
	Distribution to Contractowners (including labor, if required) if proxy required by Law	GWL&A or GWL&ANY	Fund or Adviser
	Printing & distribution if required by GWL&A or GWL&ANY	GWL&A or GWL&ANY	GWL&A or GWL&ANY
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A or GWL&ANY	Fund or Adviser
	Distribution	GWL&A or GWL&ANY	GWL&A or GWLA&NY
Other communication to New and Prospective clients	If Required by the Fund or Adviser	GWL&A or GWL&ANY	Fund or Adviser

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 23 of 26

	If Required by GWL&A or GWL&ANY	GWL&A or GWL&ANY	GWL&A or GWL&ANY
Other communication to Inforce Clients	Distribution (including labor and printing) if required by the Fund or Adviser	GWL&A or GWL&ANY	Fund or Adviser
	Distribution (including labor and printing) if required by GWL&A or GWL&ANY	GWL&A or GWL&ANY	GWL&A or GWL&ANY
Errors in Share Price calculation	Cost of error to participants, if caused by Fund	GWL&A or GWL&ANY	Fund or Adviser
	Cost of administrative work to correct error, if caused by Fund	GWL&A or GWL&ANY	Fund or Adviser
Operations of the Fund	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan	Fund or Adviser, as applicable	Fund or Adviser, as applicable
Operations of the Accounts	All operations and related expenses of each Account, including the cost of registration and qualification of the Accounts or Contracts, taxes on the issuance or transfer of interests in the Accounts or Contracts, cost of management of the business affairs of the Accounts	GWL&A or GWL&ANY	GWL&A or GWL&ANY

(Schedule D to follow)

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 24 of 26

SCHEDULE D

SERVICES

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Shareholder Service Fee
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson MVP ETF Portfolio	Class I	None	None
	Class II	0.25%	None
	Class III	0.25%	0.25%
ALPS/Alerian Energy Infrastructure Portfolio	Class I	None	None
	Class III	0.25%	0.25%
ALPS/Stadion Tactical Defensive Portfolio	Class I	None	None
	Class III	0.25%	0.25%
ALPS/Red Rocks Listed Private Equity Portfolio	Class I	None	None
	Class III	0.25%	0.25%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio Only

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 25 of 26

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day. The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.

GWLA GWLANY Fund Participation Agreement (rev 03-2014)	Page 26 of 26

Exhibit 8D2

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

This First Amendment to the Fund Participation Agreement (the “Amendment”) is dated March 8, 2016 and is entered into by and among Great-West Life & Annuity Insurance Company (“GWL&A”), a Colorado life insurance company, Great-West Life & Annuity Insurance Company of New York (“GWL&ANY”), a New York life insurance company (“GWL&ANY”), ALPS Variable Investment Trust (the “Fund”), a trust organized under the laws of Delaware; ALPS Advisors, Inc. (the “Adviser”), a corporation organized under the laws of Colorado, and ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”), a corporation organized under the laws of Colorado.

WHEREAS, GWL&A, GWL&ANY, the Trust, the Adviser and the Distributor previously entered into a Fund Participation Agreement dated December 17, 2014 (the “Agreement”); and

WHEREAS, GWL&A, GWL&ANY, the Trust, the Adviser and the Distributor wish to amend the Agreement in order to (i) amend Schedule A and Schedule D of the Agreement and (ii) incorporate certain other changes to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Schedule A of the Agreement is hereby deleted and replaced in its entirety with the new Schedule A attached hereto and made a part hereof.

2.      Schedule D of the Agreement is hereby deleted and replaced in its entirety with the new Schedule D attached hereto and made a part hereof.

3.      Sections 5.2 is hereby deleted and replaced in its entirety with the following disclosure:

5.2.    The Fund will pay no fee or other compensation to an Insurance Party under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Insurance Parties or any distributor for the Contracts in an amount agreed to between the Adviser and the Insurance Parties and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Insurance Parties on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Insurance Parties utilizing an omnibus relationship and

(3) for Class I and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to the terms of its Shareholder Service Plan for administrative services. Notwithstanding the foregoing, each Insurance Party acknowledges that any compensation to be paid to an Insurance Party by the Distributor with respect to (2) and (3) of this Section 5.2 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to the Insurance Parties will be reduced accordingly.

4.      Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning given to them in the Agreement.

[The remainder of this page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to be executed on its behalf by its duly authorized representatives, to be effective as of the date previously specified.

GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY	GREAT-WEST & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	By:
Name:	Name:
Title:	Title:

ALPS VARIABLE INVESTMENT TRUST	ALPS ADVISORS, INC.

By:	By:
Name:	Name:
Title:	Title:

ALPS PORTFOLIO SOLUTIONS
DISTRIBUTOR, INC.

By:
Name:
Title:

SCHEDULE A

DESIGNATED PORTFOLIOS

ALPS VARIABLE INVESTMENT TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)

ALPS | Alerian Energy Infrastructure Portfolio (Class I/Class III)

ALPS | Stadion Tactical Defensive Portfolio (Class I/Class III)

ALPS | Red Rocks Listed Private Equity Portfolio (Class I/Class III)

ALPS | Stadion Tactical Growth Portfolio (Class I/Class III)

SCHEDULE D

SERVICES

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Service Fee	Total Eligible Fees
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
ALPS | Alerian Energy Infrastructure Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Defensive Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Growth Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in this Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

FOR THE IBBOTSON PORTFOLIOS ONLY: Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day. The foregoing revenue sharing payments will be made solely in connection with assets attributable to shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.

FOR THE NON-IBBOTSON PORTFOLIOS ONLY (ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Tactical Defensive Portfolio, and ALPS | Stadion Tactical Growth Portfolio Only)

ALPS Advisors, Inc. agrees to pay the Insurance Parties an annual fee of 0.10% (10 basis points) payable quarterly on total assets attributable to Shares of the Designated Portfolios held by the Accounts. Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.